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                                  PRESS RELEASE
                                  -------------



PATAPSCO BANCORP, INC.
FOR FURTHER INFORMATION CONTACT MICHAEL J .DEE, PRESIDENT
410-285-9313 (EMAIL: MDEE@PATAPSCOBANK.COM)


              PATAPSCO BANCORP, INC. ANNOUNCES 3RD QUARTER RESULTS
              ----------------------------------------------------

Baltimore, Md. April 24, 2009 - Patapsco Bancorp, Inc. (OTC, Electronic Bulletin
Board: PATD), the parent company of The Patapsco Bank, announced a net loss of ($661,000) or ($0.37) fully diluted earnings per share for the nine-months ended March 31, 2009 compared to earnings of $1.7 million or $0.85 fully diluted earnings per share for the comparable period in the prior year.

         For the third quarter ended March 31, 2009 of the Company's fiscal year 2009, the Company announced a net loss of ($367,000) or ($.21) diluted earnings per share as compared to net income of $1.4 million or $0.73 diluted earnings per share for the prior year comparable period.

         The Company's results were negatively impacted by a higher provision for loan losses resulting from an increase in non-performing assets to 4.41% of total assets at March 31, 2009 from 0.97% at June 30, 2008, elevated charge-offs in the consumer and equipment leasing portfolio and the difficult economic environment. The Company recorded provisions for loan losses of $891,000 and $2.5 million in the three and nine month periods ended March 31, 2009.

         As of March 31, 2009, Patapsco Bancorp, Inc. reported assets of $269 million, loans of $232 million and total stockholders' equity of $24.5 million compared to assets of $261 million, loans of $229 million and total stockholders' equity of $19.4 million at June 30, 2008, the Company's previous fiscal year end.

         Additionally, The Board of Directors declared a regular cash dividend of $0.02 per share to common stockholders of record as of May 8, 2009 and payable on May 29, 2009.

         Attached hereto is a summary of the unaudited financial highlights for the period and a comparison to the same period in the previous year.

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         The Patapsco Bank serves its community from its Baltimore County offices located in Dundalk, Parkville, Glen Arm, Glen Meadows, Carney and its Baltimore City office located in Hampden.

         When used in this Press Release, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in Patapsco Bancorp's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in Patapsco Bancorp's market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Patapsco Bancorp wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Patapsco Bancorp wishes to advise readers that the factors listed above could affect Patapsco Bancorp's financial performance and could cause Patapsco Bancorp's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Patapsco Bancorp does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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

FINANCIAL HIGHLIGHTS (UNAUDITED)
PATAPSCO BANCORP, INC. AND SUBSIDIARY

==================================================================================================================

                                                   For the Nine Months Ended          For the Three Months Ended
                                                           March 31,                           March 31,
                                                  ----------------------------        ----------------------------
  (Dollars in thousands, except per share data)       2009          2008                  2009          2008
------------------------------------------------------------------------------------------------------------------

OPERATING RESULTS:
Interest income                                         $12,060       $13,046                $3,777        $4,281
Interest expense                                          5,395         6,562                 1,718         2,168
                                                        -------       -------                ------        ------
Net interest income                                       6,665         6,484                 2,059         2,113
Provision for loan losses                                 2,451           900                   891           300
                                                        -------       -------                ------        ------
Net interest income after provision                       4,214         5,584                 1,168         1,813
   for loan losses
Other Noninterest income                                    627         2,624                   201         2,209
Noninterest expense                                       5,949         5,599                 1,980         2,055
Provision/(benefit) for income taxes                       (447)          958                  (244)          559
                                                        -------       -------                ------        ------
Net income/(loss)                                          (661)        1,651                  (367)        1,408
Preferred Stock Dividends                                    51             0                    38             0
                                                        -------       -------                ------        ------
Net Income Available for Common Shareholders              ($712)      $ 1,651                 ($405)       $1,408
                                                        ========      =======                ======        ======

PER SHARE DATA:
Net income/(loss) per common share, basic                ($0.37)      $  0.86                ($0.21)       $ 0.73
Net income/(loss) per common share, diluted              ($0.37)      $  0.85                ($0.21)       $ 0.73

Book Value per common share                               $9.64       $ 10.42
Tangible Book Value per Share (1)                         $7.97       $  8.72
Period End Stock Price                                    $3.25       $ 10.75
Stock Price as a percentage of tangible book value        40.78%       123.28%

PERFORMANCE RATIOS: (2)
Return on average assets                                  -0.33%         0.85%                -0.62%         2.14%
Return on average equity                                  -4.03%        11.53%                -6.71%        28.42%
Net interest margin                                        3.55%         3.55%                 3.30%         3.41%
Net interest spread                                        3.28%         3.28%                 2.95%         3.13%

                                                                 AT
                                                    ----------------------------
                                                      March 31,     June 30,
                                                        2009          2008
                                                    ----------------------------
BALANCES
Net Loans                                              $228,011      $227,514
Total Assets                                           $269,236      $261,294
Deposits                                               $197,569      $197,886
Borrowings                                             $ 45,300      $ 42,300
Stockholders' Equity                                   $ 24,533      $ 19,391

CAPITAL  & CREDIT QUALITY RATIOS
Stockholders' equity to total assets                       9.11%         7.42%
Allowance for loan losses to total loans                   1.57%         0.80%
Nonperforming assets to total assets                       4.41%         0.97%

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(1) Tangible book value per share deducts goodwill from common equity.
(2) Amounts for the three and nine month periods ended March 31, 2009 and 2008 are annualized.